Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $0.001, of Verint Systems Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below who is named as a reporting person therein in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: April 9, 2021

Valor Buyer LP
By: Valor GP LLC
Its: General Partner

By:	/s/ Jason Wright
Name:	Jason Wright
Title:	President

Valor Buyer GP LLC

By:	/s/ Jason Wright
Name:	Jason Wright
Title:	President

Valor Topco Limited

By:	/s/ Mark Babbe
Name:	Mark Babbe
Title:	Director

Apax X GP Co. Limited

By:	/s/ Andrew Guille
Name:	Andrew Guille
Title:	Director

By:	/s/ Mark Despres
Name:	Mark Despres
Title:	Company Secretary

Apax X GP S.a.r.l.

By:	/s/ Geoffrey Limpach
Name:	Geoffrey Limpach
Title:	Managing Director

By:	/s/ Philippe Santin
Name:	Philippe Santin
Title:	Managing Director

Apax Guernsey (Holdco) PCC Limited acting in respect of its Apax X Cell Limited

By:	/s/ Andrew Guille
Name:	Andrew Guille
Title:	Director